UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	EW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2021, the Board of Directors (the “Board”) of Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”). In addition to certain technical, conforming and clarifying changes, these amendments include the following changes:

Virtual Meetings of Stockholders; Electronic Notices. Various sections of Article I of the Bylaws were amended to clarify that the Company may (i) hold all meetings of stockholders by means of remote communication, (ii) provide a complete list of the stockholders entitled to vote at a meeting of stockholders on a reasonably accessible electronic network if the meeting is to be held solely by means of remote communication and the information required to access such stockholder list is provided with the notice of the meeting, and (iii) provide notice of regular or special meetings of the stockholders via electronic transmission directed to the stockholder’s electronic mail address in accordance with recent amendments to the Delaware General Corporation Law.

Electronic Proxies & Written Consents. Section 3 of Article I and Section 1 of Article II of the Bylaws were revised to clarify the expanded flexibility for electronic delivery of proxies and written consents in accordance with recent amendments to the Delaware General Corporation Law, and a new Section 6 was added to Article VIII of the Bylaws to clarify and permit the use of electronic signatures for consents, agreements, certificates or other instruments executed on behalf of the Company.

Advance Notice Provisions. Section 2(c) of Article I of the Bylaws was amended to clarify that the number of director nominees a stockholder may nominate for election at any annual meeting or special meeting pursuant to the advance notice provisions of the Bylaws cannot exceed the number of directors to be elected at such annual meeting or such special meeting. Section 2(f) of Article I of the Bylaws was also amended to provide that only stockholders of record are eligible to nominate directors for election pursuant to the advance notice provisions of the Bylaws.

Adjournment of Meetings of Stockholders. Section 5 of Article I of the Bylaws was amended to clarify the procedures for adjourning a meeting of stockholders if less than a quorum is in attendance.

Stock Certificates. Section 1 of Article VI of the Bylaws was amended to permit any two authorized officers (rather than specified combinations of officers) to sign stock certificates on behalf of the Company.

Exclusive Forum for Certain Litigation. Section 5 of Article VIII of the Bylaws was amended to designate the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing summary of the changes to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of Edwards Lifesciences Corporation, amended and restated as of July 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2021

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Vice President, Associate General Counsel, and Secretary